6.625% NOTES DUE OCTOBER 1, 2004

SUPPLEMENTAL INDENTURE

between

TYSON FOODS, INC.

and

THE CHASE MANHATTAN BANK

Dated as of October 2, 2001

TABLE OF CONTENTS

Page

ARTICLE 1

Definitions

Section 1.01. Definition of Terms	2

ARTICLE 2

General Terms and Conditions of the Notes

ARTICLE 3

Redemption of The Notes

Section 3.01. Optional Redemption by Company	11
Section 3.02. No Sinking Fund	13

ARTICLE 4

Covenants

Section 4.01. Application of Certain Covenants to the Notes	13

ARTICLE 5

Form of Note

Section 5.01. Form of Note	13

ARTICLE 6

Original Issue of Notes

Section 6.01. Original Issue of Notes; Further Issuances	29

ARTICLE 7

Miscellaneous

    6.625% NOTES DUE OCTOBER 1, 2004 SUPPLEMENTAL INDENTURE, dated as of October 2, 2001 (the "Supplemental Indenture"), between Tyson Foods, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee") under the Indenture, dated as of June 1, 1995, between the Company and the Trustee (the "Indenture").

    WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide, among other things, for the future issuance of the Company' s unsecured Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

    WHEREAS, Section 9.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

    WHEREAS, Section 9.1(5) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as provided by Section 2.3 of the Indenture;

    WHEREAS, the Executive Committee of the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

    WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.625% Notes due October 1, 2004 (the "Notes due October 1, 2004"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture, and this Supplemental Indenture;

    WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects:

    NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE 1

Definitions

        Section 1.01. Definition of Terms

        Unless the context otherwise requires:

            (a)     a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

            (b)     a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

            (c)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (d)     "or" is not exclusive;

            (e)     words in the singular include the plural, and words in the plural include the singular;

            (f)     "herein," "hereof" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

            (g)     unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

            (h)     headings are for convenience of reference only and do not affect interpretation;

            (i)     the following terms have the meanings given to them in this Section 1.01(i):

                    "Additional Interest" shall have the meaning set forth in Section 2.06(b).

                    "Company Order" means a written order signed in the name of the Company by its Chairman, its Vice Chairman, its President or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                    "Exchange Offer" means the exchange offer by the Company of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

                    "Exchange Offer Registration Statement" means a registration statement relating to an Exchange Offer on an appropriate form and all amendments and supplements to such registration statement, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                    "Exchange Notes" means the debt securities of the Company to be offered to Holders in exchange for Initial Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of Exchange Notes containing terms identical to the Notes for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the date of issuance of the Notes and (ii) the Exchange Notes will contain the alternative fourth paragraph appearing on the reverse of the Notes in the form recited below and will not contain terms with respect to transfer restrictions).

                    "Global Note" shall have the meaning set forth in Section 2.03(a).

                    "Initial Notes" means the Notes issued under this Indenture which are not Exchange Notes.

                    "Note" or "Notes" means any Security or Securities, as the case may be, authenticated and delivered under this Supplemental Indenture. For all purposes of this Supplemental Indenture, the term "Notes" shall include the Initial Notes and any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Supplemental Indenture, all Initial Notes and Exchange Notes shall vote together as one series of Notes under this Supplemental Indenture.

                    "Notes due October 1, 2004" shall have the meaning set forth in the recitals above.

                    "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in 2.04(a).

                    "Quotation Agent" shall have the meaning set forth in Section 3.01(b).

                    "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

                    "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 2, 2001 among the Company and the Initial Purchasers and certain permitted assigns specified therein.

                    "Registration Statement" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

                    "Regulation S" means Regulation S under the Securities Act.

                    "Restricted Legend" means the legend set forth in Section 2.04 hereof.

                    "Rule 144A" means Rule 144A under the Securities Act.

                    "Stated Maturity Date" has the meaning set forth in Section 2.02.

ARTICLE 2

General Terms and Conditions of the Notes

        Section 2.01. Designation and Principal Amount

        There is hereby authorized a series of Securities designated the "Notes due October 1, 2004" initially offered in aggregate principal amount of $500,000,000 which amount shall be as set forth in any written order of the Company for the authentication and delivery of Notes pursuant to Section 2.2 of the Indenture.

        Section 2.02. Maturity

            (a)     The Notes will mature on October 1, 2004 (the "Stated Maturity Date").

        Section 2.03. Form; Denomination

            (a)     Both (i) for Notes sold within the United States to "qualified institutional buyers" as defined in and pursuant to Rule 144A under the Securities Act and (ii) for Notes sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, the Notes shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form herein below recited (each and collectively, the "Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided; provided that Exchange Notes (i) contain the alternative fourth paragraph appearing on the reverse of the Notes in the form recited below and (ii) shall not contain terms with respect to transfer restrictions.

        The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            (b)     The Notes shall be issuable in denominations provided for in the form of Note recited below. The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

        Section 2.04. Restrictive Legends. (a) Except as otherwise provided in paragraph (c), each Global Note shall bear the following legend on the face thereof:

        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933

    (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF TYSON FOODS, INC. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO TYSON FOODS, INC., (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            (b)     Each Global Note shall also bear the following legend on the face thereof:

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

    PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            (c)(i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                (ii)     after an Initial Note is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

        Section 2.05. Special Transfer Provisions. Unless and until an Initial Note is exchanged for an Exchange Note in connection with an effective Registration pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a)     The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend.

            (b)     The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

            (c)     By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend and agrees that it will register the transfer of such Note only as provided in this Supplemental Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Supplemental Indenture.

    In connection with any registration of transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.7 of the Indenture or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder' s Note in violation of any provision of this Supplemental Indenture and/or applicable United States Federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any registrations of transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (d)     A Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

            (e)     If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon the written order of the Company, will authenticate and make available for delivery the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute, and subject to Section 2.7 of the Indenture, the Trustee, upon receipt of an Officers'  Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for the Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

        Section 2.06. Interest.

            (a)     Each Note will bear interest at the rate of 6.625% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date") commencing on April 1, 2002, to the Person in whose name such Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

            (b)     In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due herein) ("Additional Interest") to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The amount of interest will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of Additional Interest of 0.50% per annum. In the event of a Registration Default under clause (iv) of Section 2(c) of the Registration Rights Agreement, Additional Interest shall accrue on the Notes affected thereby over and above the interest rate due on such Notes only if the aggregate number of days in any 12-month period for which the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the Resale Registration Statement (as defined in the Registration Rights Agreement) shall not be available exceeds 60 days in the aggregate (whether or not consecutive), and in such case, from and including the next day following the 60th such day to the date such Registration Default is cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).

        There shall also be payable in respect of the Note all Additional Interest that may have accrued on such Note for which the Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on such Note.

    ARTICLE 3

    Redemption of The Notes

        Section 3.01. Optional Redemption by Company. The Notes shall not be redeemable at the option of the Company before the Stated Maturity Date.

        Section 3.02. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4

Covenants

        Section 4.01. Application of Certain Covenants to the Notes. The provisions of Section 4.3 and 4.4 of the Indenture shall apply to the Notes, except that all references therein and in the definitions of "Exempted Debt" and "Restricted Subsidiary" to (i) "at the date of this Indenture" shall be deemed to mean "at the date the Notes are first issued", (ii) "hereafter" shall be deemed to mean "thereafter" and (iii) "date hereof" shall mean "date the Notes are first issued".

ARTICLE 5

Form of Note

        Section 5.01. Form of Note.

        The Notes and the Trustee' s Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

(FORM OF FACE OF NOTE)

        [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT -THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A

    TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF TYSON FOODS, INC. THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO TYSON FOODS, INC., (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH

    SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

TYSON FOODS, INC.

6.625% NOTES DUE 2004

    No._________                                                                                    CUSIP No._________

        TYSON FOODS, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $___________ on October 1, 2004, in the coin or currency of the United States, and to pay interest, semi-annually on April 1 and October 1 of each year, commencing April 1, 2002, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 1 or October 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case from October 2, 2001, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register of the Company or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the 15th day of March or September, as the case may be, and before the following April 1 or October 1, this Note shall bear interest from such April 1 or October 1; provided, that if the Company shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these Notes, from October 2, 2001. The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 15 or September 15, as the case may be, next preceding such April 1 or October 1, whether or not such day is a Business Day.

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

        IN WITNESS WHEREOF, TYSON FOODS, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

        Dated: October 2, 2001

TYSON FOODS, INC

By:_______________
Name:
Title:

By:_______________
Name:
Title:

Attest:

By:_______________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: October 2, 2001	THE CHASE MANHATTAN BANK,
as Trustee

By:_______________
Authorized Officer

REVERSE OF NOTE

        This Note is one of a duly authorized series of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of June 1, 1995, duly executed and delivered by the Company to The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the 6.625% Notes due 2004 Supplemental Indenture dated as of October 2, 2001, between the Company and the Trustee (the Indenture, as so supplemented, the "Indenture"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 6.625% Notes due October 1, 2004 of the Company, initially limited in aggregate principal amount to $500,000,000.

        Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

        This Note shall not be redeemable at the option of the Company before the maturity date stated herein.

        [In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, then the Company shall pay additional interest (in addition to the interest otherwise due hereon) ("Additional Interest") to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults) from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the date on which all such Registration Defaults have been cured. The amount of interest will increase by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default is cured, up to a maximum amount of Additional Interest of 0.50% per annum. In the event of a Registration Default under clause (vi) of Section 2(c) of the Registration Rights Agreement, Additional Interest shall accrue on the Notes affected thereby over and above the interest rate due on such Notes only if the aggregate number of days in any 12-month period for which the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the

    Resale Registration Statement (as defined in the Registration Rights Agreement) shall not be available exceeds 60 days in the aggregate (whether or not consecutive), and in such case, from and including the next day following the 60th such day to the date such Registration Default is cured. The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]

        [There shall also be payable in respect of this Note all Additional Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer, such Additional Interest to be calculated in accordance with the terms of such Note and payable at the same time and in the same manner as periodic interest on this Note.]

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions which provide that without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series; provided that without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder' s Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory repurchase provision or any right of repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security of such series or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of mandatory repurchase, the date therefor); (ii) reduce the percentage in principal amount of outstanding Securities of such series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Security of such series; (iv) cause any Security of such series to be subordinated in right of payment to any obligation of the Company; or (v) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security of any series affected thereby.

        It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount of the outstanding Securities of the series affected (all such series voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

        The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a periodic offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a board resolution or a supplemental indenture establishing such series or tranche.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        The Notes are issuable initially only in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in The City of New York, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

        Upon due presentment for registration of transfer of this Note at the office or agency of the Company in The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

        No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present, or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

        Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

        THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

    FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

    Insert Taxpayer Identification No.

___________________________________________________________________

                          Please print or typewrite name and address including zip code of assignee

___________________________________________________________________

                        the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

        By: _________________________

        Date: _________________________

        In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) two years (or such lesser period as may be provided in any amendment to Rule 144(k) under the Securities Act) after the later of the original issuance of this Note or the last date on which this Note was held by the Company or an Affiliate of the Company, the undersigned confirms that without utilizing any general solicitation or general advertising that this Note is being transferred in accordance with its terms:

    [Check One]

(1) _     to the Company; or

(2) _    pursuant to an effective registration statement under the Securities Act of 1933; or

(3) _    in the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4) _    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(5) _    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

        Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
________________________________
Signature
Signature Guarantee:
________________________________	________________________________
Signature must be guaranteed	Signature

    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

    The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned' s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________	________________________________
NOTICE: To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

ARTICLE 6

Original Issue of Notes

        Section 6.01. Original Issue of Notes; Further Issuances

            (a)    Notes in the initial aggregate principal amount of $500,000,000 may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Company Order, without any further action by the Company.

            (b)     The Company may, without notice to or the consent of the Holders of the Notes, issue additional notes of the same tenor as the Notes, so that such additional notes and the Notes shall form a single series. Any such Notes referred to in this Section 6.01(b) will be issued under a further supplemental indenture.

ARTICLE 7

MISCELLANEOUS

        Section 7.01. Ratification of Indenture

        The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

        Section 7.02. Trustee Not Responsible for Recitals

        The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        Section 7.03. Governing Law

        The laws of the State of New York shall govern this Supplemental Indenture and each Note.

        Section 7.04. Separability

        In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 7.05. Counterparts

        This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

TYSON FOODS, INC.

By: /s/ Dennis Leatherby
Name: Dennis Leatherby
Title: Senior Vice President, Finance and Treasurer

THE CHASE MANHATTAN BANK as Trustee

By: /s/ Joanne Adamis
Name: /s/ Joanne Adamis
Title: Vice President